UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 21, 2021
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-01839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation) 10 South Dearborn Street 49th Floor Chicago, Illinois 60603-2300 (312) 394-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2021, Commonwealth Edison Company (“ComEd”) announced that Jeanne Jones, ComEd’s Senior Vice President, Chief Financial Officer and Treasurer, will be leaving ComEd to assume the role of Senior Vice President, Corporate Finance for ComEd’s parent company, Exelon Corporation (“Exelon”), effective November 8, 2021. Joseph Trpik, Senior Vice President and Chief Financial Officer of Exelon Utilities will leave his current role, effective November 8, 2021, and assume the role of Senior Vice President, Chief Financial Officer and Treasurer of ComEd on an interim basis until April 1, 2022, at which time he will assume the role of Senior Vice President, Integration at Exelon. Mr. Trpik, age 52, served as Senior Vice President and Chief Financial Officer of Exelon Utilities since 2018, and previously served as Senior Vice President, Chief Financial Officer and Treasurer of ComEd from 2009 to 2018.

Mr. Trpik’s compensation for serving as Senior Vice President, Chief Financial Officer and Treasurer of ComEd will be prorated for his period of service and will include an annual base salary of $413,841, an annual incentive program target opportunity of fifty percent of his base salary, and a long-term incentive target valued at $372,000, consistent with the Exelon Long-Term Incentive Plan. Long-term incentives (“LTI”) include performance share awards (accounting for sixty-seven percent of total LTI value) and restricted stock units (accounting for thirty-three percent of total LTI value). Payouts on both the annual incentive program and the performance share awards will be based on the achievement of pre-established performance targets. Mr. Trpik remains eligible for benefits similar to those of other Exelon executives, including, without limitation, participation in Exelon’s health, welfare, retirement, relocation and severance plans.

Effective April 1, 2022, Elisabeth Graham will assume the role of Senior Vice President, Chief Financial Officer and Treasurer of ComEd. Ms. Graham, age 43, has served as Vice President and Treasurer of Exelon since 2018. She previously served as Exelon’s Assistant Treasurer from 2016 to 2018.

Ms. Graham’s compensation will include an annual base salary of $350,000, an annual incentive program target opportunity of forty-five percent of her base salary, and a long-term incentive target valued at $341,000, consistent with the Exelon Long-Term Incentive Plan. LTIs include performance share awards (accounting for sixty-seven percent of total LTI value) and restricted stock units (accounting for thirty-three percent of total LTI value). Payouts on both the annual incentive program and the performance share awards will be based on the achievement of pre-established performance targets. Ms. Graham remains eligible for benefits similar to those of other Exelon executives, including, without limitation, participation in Exelon’s health, welfare, retirement, relocation and severance plans.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH EDISON COMPANY

/s/ Carter Culver
Carter Culver
Assistant Secretary
Commonwealth Edison Company

October 21, 2021

EXHIBIT INDEX

Exhibit No.	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.